As filed with the Securities and Exchange Commission on July 24, 2002
                                                SEC Registration No. 333-88090



                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                  PRE-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                  Fenton Graham Marketing, Inc.
         ----------------------------------------------
         (Name of small business issuer in its charter)


      Nevada                   7380              86-1042805
  ---------------       -----------------      --------------
  (State or other       (Primary Standard          (I.R.S.
   jurisdiction             Industrial            Employer
        of             Classification Code     Identification
  incorporation)             Number)               Number)


                 13215 Verde River Drive, Unit 1
                    Fountain Hills, AZ 85268
                         (480) 836-8720
  -------------------------------------------------------------
  (Address and telephone number of principal executive offices)


                     J.P. Schrage, President
                  Fenton Graham Marketing, Inc.
                 13215 Verde River Drive, Unit 1
                    Fountain Hills, AZ 85268
                         (480) 836-8720
    ---------------------------------------------------------
    (Name, address and telephone number of agent for service)

                          With copy to:

                    Chapman & Flanagan, Ltd.
                 777 N. Rainbow Blvd., Suite 390
                       Las Vegas, NV 89107

Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. __


                                  (i)


 Title
 of each                      Proposed     Proposed
 class of                     maximum      maximum
 securities     Amount to     offering     aggregate     Amount of
 to be          be            price per    offering      registration
 registered     registered    share        price         fee (1)
 ----------     ----------    ---------    ---------     ------------

 Common         5,000,000     $0.02        $100,000      $9.20
 Shares,
 $0.001 par
 value,
 to be sold by
 the Company

 Common         1,000,000     $0.02        $20,000       $1.84
 Shares,
 $0.001 par
 value,
 to be sold by
 selling
 security
 holders

 Total          6,000,000                  $120,000      $11.04

  (1)  Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                        Explanatory Note
                        ----------------

This registration statement contains two prospectuses: one relating to the offering by Fenton Graham of 5,000,000 shares of its common stock, par value $0.001 per share, for cash and another prospectus relating to the offering of 1,000,000 shares of common stock held by selling security holders who may wish to sell their common stock. The prospectus relating to the selling security holders is referred to as the selling security holders prospectus. Following the prospectus are substitute pages of the selling security holders prospectus, including alternate pages front outside and back cover pages, an alternative "The Offering" section of the "Prospectus Summary" and sections entitled "Use of Proceeds", "Determination of Offering Price", "Selling Security Holders", and "Plan of Distribution". Each of the alternate pages for the selling security holder prospectus is labeled "Alternate Page for Selling Security Holder Prospectus." All other sections of the prospectus are to be used in the selling security holder prospectus. In addition, cross-references in the prospectus will be adjusted in the selling security holder prospectus to refer to the appropriate sections.

                              (ii)



Initial Public Offering Prospectus


                  Fenton Graham Marketing, Inc.

                5,000,000 Shares of Common Stock

We are offering a maximum of 5,000,000 shares of our common stock for sale at $0.02 per share on a best-efforts basis and without the assistance of an underwriter. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (1) the date all of the 5,000,000 shares are sold, or (2) the sixth month anniversary of the date of this prospectus.

There is no public market for our common stock.

Concurrent with this offering, we are registering 1,000,000 additional shares of common stock for sale by 18 of our shareholders. These selling shareholders will offer their stock at a price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices, or at privately negotiated prices.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU
SHOULD CONSIDER BEFORE BUYING ANY OF THESE SECURITIES.

                    Offering Price      Underwriting         Proceeds to
                     to the public        discounts          the Company
                    --------------      ------------         -----------

    Per share            $0.02              $ 0                 $0.02
    Total maximum      $100,000             $ 0               $100,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



        The date of this prospectus is ____________, 2002

                                   1




                        TABLE OF CONTENTS

                                                                         Page

Prospectus Summary.........................................................4

Risk Factors...............................................................5

   We are a development stage company with no operating history............5

   Because we will need to raise additional funds and these funds may not be available to us, we may need to change our business plan.....6

   Our sole officer and director is engaged in other activities............6

   If our ad delivery and tracking technology proves to be Ineffective, we may be unable to attract and retain advertising clients..............6

   Sales of our shares held by the Selling Shareholders in a
   concurrent offering may make it difficult for us to sell shares in the offering.........................................................7

   There is no minimum purchase requirement................................7

   There is no current public market for our common stock..................8

   Our shares may be considered a "penny stock"............................8

Forward-Looking Statements.................................................8

Use of Proceeds............................................................9

Determination of Offering Price...........................................10

Dilution..................................................................10

Plan of Distribution......................................................11

Legal Proceedings.........................................................12

Directors, Executive Officers, Promoters and Control Persons..............12

Security Ownership of Certain Beneficial Owners and Management............13

Description of Securities.................................................13

Interest of Named Experts and Counsel.....................................14

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities................................................14


                                    2


Organization Within the Last Five Years...................................15

Description of Business...................................................15

Management's Plan of Operation............................................23

Description of Property...................................................26

Certain Relationships and Related Transactions............................26

Market for Common Equity and Related Stockholder Matters..................27

Executive Compensation....................................................28

Financial Statements......................................................29

Where You Can Find More Information.......................................39

Experts...................................................................39

Legal Matters.............................................................39


                                3


                       PROSPECTUS SUMMARY

The Company
-----------

Fenton Graham was incorporated in the State of Nevada on October 17, 2001 for the purpose of offering marketing solutions to Internet businesses which will help them build brands, acquire customers, drive traffic, increase sales and garner customer relations.

Since our inception, our activities have been limited to organizational matters and the development of our proprietary software. As of March 31, 2002 we have realized $2,864 net losses and have not yet established profitable operations. We do not expect to earn revenues until March 2003 or later.

Our principal executive offices are located 13215 Verde River
Drive, Unit 1, Fountain Hills, Arizona 85268. Our telephone number is (480) 836-8720.

The Offering
------------

Securities offered by the Company............ 5,000,000 shares of our common stock

Offering price per share..................... $0.02

Common stock presently outstanding........... 6,000,000

Common stock to be outstanding after
completion of the offering................... 11,000,000

Termination date............................. Upon the earlier of the sixth month anniversary of the date
                                              of this prospectus or the sale
                                              of all the shares of common
                                              stock that are being offered

How to subscribe............................. Each prospective investor who desires to purchase shares of
                                              common stock should complete,
                                              date, and execute the
                                              Subscription Agreement, make a
                                              check, bank draft, or money
                                              order payable to "Fenton
                                              Graham Marketing, Inc." in the
                                              amount of $0.02 times the
                                              number of shares subscribed
                                              for, and deliver the completed
                                              Subscription Agreement and
                                              check to the Company at the
                                              following address: 13215 Verde
                                              River Drive, Unit 1, Fountain
                                              Hills, Arizona 85268.

                                   4


Estimated net proceeds to us................. $95,000 after estimated offering costs of $5,000

Use of proceeds.............................. Working capital and general corporate purposes.

Risk factors................................. The securities offered hereby involve a high degree of risk
                                              and immediate substantial
                                              dilution from the public
                                              offering price.

Selling shareholders offering................ The selling security holders offering will run concurrently
                                              with the primary offering. We
                                              are simultaneously registering
                                              1,000,000 additional shares of
                                              our common stock to be sold by
                                              18 of our shareholders.  These
                                              selling security holders will
                                              offer their stock at a price
                                              of $0.02 per share until our
                                              shares are quoted on the OTC
                                              Bulletin Board and thereafter
                                              at prevailing market prices,
                                              or at privately negotiated
                                              prices.

 In this prospectus, reference to "we," "our" and "us" refers to
                  Fenton Graham Marketing, Inc.


                          RISK FACTORS

An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose up to their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

Risks related to our financial condition
----------------------------------------

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED IN OCTOBER 2001 AND HAVE NO OPERATING HISTORY, WHICH MAKES AN EVALUATION OF US EXTREMELY DIFFICULT. AT THIS STAGE OF OUR BUSINESS OPERATIONS, EVEN WITH OUR GOOD FAITH EFFORTS, YOU HAVE A HIGH PROBABILITY OF LOSING YOUR INVESTMENT.

We were incorporated in October of 2001 as a Nevada corporation.
As a result of our recent start up, Fenton Graham has yet to generate revenues from operations and anticipates losses for the foreseeable future. Since incorporation, our business activities have been limited to raising funds, developing our software and business plan. Because our technology is not fully developed and we have no customers, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.
Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products and services, the level of our competition and our

                                 5


ability to attract and maintain key management and employees.
You should not invest in this offering unless you can afford to lose your entire investment.

BECAUSE WE WILL NEED TO RAISE ADDITIONAL FUNDS AND THESE FUNDS
MAY NOT BE AVAILABLE TO US WHEN WE NEED THEM, WE MAY NEED TO
CHANGE OUR BUSINESS PLAN OR WE WILL FACE BANKRUPTCY AND CEASE
OPERATIONS AND YOU WILL LOSE YOUR ENTIRE INVESTMENT.

Based on our current projections, we will need to raise funds after the expiration of one year from the closing of this offering through the issuance of equity, equity-related or debt securities in addition to the funds we are raising in this offering. We will need to raise additional capital sooner than one year after the closing of this offering if we are unable to sell the maximum number of shares of common stock being offered or if we receive the maximum proceeds and our sales are lower than expected. Additional capital may not be available to us on favorable terms when required, or at all. If this additional financing is not available to us, we may need to dramatically change our business plan, sell or merge our business or face bankruptcy and cease operations. In addition, our issuance of equity or equity-related securities will dilute the ownership interest of existing shareholders and our issuance of debt securities could increase the risk or perceived risk of our company. Any of these actions could cause our stock price to fall. Apart from our requirements for capital in addition to the anticipated proceeds of this offering, prospective investors should be aware of the possibility that we will not raise any funds in this offering and we will not be able to commence operations.

Risks related to our business
-----------------------------

OUR SOLE OFFICER AND DIRECTOR IS ENGAGED IN OTHER ACTIVITIES AND IS LIMITED IN THE TIME HE CAN DEVOTE TO OUR OPERATIONS. THE LOSS OR UNAVAILABILITY TO FENTON GRAHAM OF MR. SCHRAGE'S SERVICES WOULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, OPERATIONS AND PROSPECTS AND YOUR INVESTMENT COULD BE LOST.

J.P. Schrage, our sole officer and director, has existing responsibilities to provide management and services to other entities. As a result, Mr. Schrage may have troubles in allocating time, services, and functions between the other business ventures in which he is involved and our affairs. Mr. Schrage presently spends approximately 20 hours per week on business management services for our company. These factors will most likely cause delays to conducting operations and raising capital. We face the additional risk that Mr. Schrage could leave with little or no prior notice because he is not bound by an employment agreement. We do not have "key person" life insurance policies covering Mr. Schrage. In the event we should lose the services of Mr. Schrage prior to hiring additional management, we would be required to cease pursuing our business plan, which would result in the loss of your entire investment.

IF OUR AD DELIVERY AND TRACKING TECHNOLOGY PROVES TO BE
INEFFECTIVE, WE WILL BE UNABLE TO ATTRACT AND MAINTAIN ADVERTISING

                               6


CLIENTS.  IF WE ARE UNABLE TO GENERATE REVENUE FROM
ADVERTISING CLIENTS YOUR INVESTMENT MAY BE LOST.

If the online advertising market does not develop further, or develops more slowly than expected, we may not generate enough advertising revenue to turn a profit. Since we expect to derive substantially all of our revenue from online advertising, our future success is highly dependent on the increased use of the Internet as an advertising medium. Because our WarRoom and Redirector technology is new and unproven, we cannot assure you that the use of our WarRoom and Redirector services will be effective in serving, targeting and tracking advertisements or other marketing and promotional activities. Our revenue would be adversely affected if marketers do not perceive that the use of our WarRoom and Redirector services will improve the effectiveness of their marketing campaigns.

Risks related to this offering
------------------------------

SALES OF OUR SHARES BY THE SELLING SECURITY HOLDERS IN A
CONCURRENT OFFERING MAY MAKE IT DIFFICULT FOR US TO SELL SHARES
IN THE OFFERING.  IF WE ARE UNABLE TO RAISE MONEY FROM THIS
OFFERING WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS AND YOU WILL
LOSE YOUR INVESTMENT.

Upon completion of this offering we will have outstanding 11,000,000 shares of common stock if all the shares offered are sold. Of these shares, the shares of common stock sold in this offering and the concurrent selling security holders' offerings will be freely tradable in the public market without restrictions or further registrations under the 1933 Act. Thus, concurrent with the offer and sale of shares of our common stock described in this Prospectus, our selling security holders may offer 1,000,000 shares of our common stock for sale in a non-underwritten offering by this Prospectus. Sale of a substantial number of shares of our common stock in the public market by our selling security holders concurrently with this offering could depress the market price of our common stock and could impair our ability to raise capital by preventing us from selling all of the shares in the offering.

THERE IS NO MINIMUM PURCHASE REQUIREMENT. THEREFORE WE MAY RECEIVE LITTLE OR NO FUNDING FROM THIS OFFERING. IF ONLY A MINIMAL AMOUNT OF SHARES ARE SOLD, YOU WILL HOLD SHARES IN A COMPANY THAT IS SUBSTANTIALLY UNDERCAPITALIZED AND CONTROLLED BY INSIDERS.

Purchasers should realize that all sales will be final and no proceeds will be returned to any purchasers regardless of how few shares are sold and proceeds raised. Should we raise only a minimal amount through this initial public offering, and since we will not receive any of the proceeds from the sales by the selling security holders, we will rely upon our officers and directors, who are our major shareholders, to cover operating costs and provide the professional expertise to keep us operational until such time as we can raise the funds necessary to proceed with our planned operations.

                                   7


THERE IS NO CURRENT PUBLIC MARKET FOR OUR COMMON STOCK; THEREFORE
YOU MAY BE UNABLE TO SELL YOUR SHARES AT ANY TIME, FOR ANY
REASON, AND AT ANY PRICE, RESULTING IN A LOSS OF YOUR INVESTMENT.

As of the date of this prospectus, there is no public market for our common stock. Although we plan to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to sell their shares for any reason.

OUR SHARES MAY BE CONSIDERED A "PENNY STOCK" WITHIN THE MEANING OF RULE 3A-51-1 OF THE SECURITIES EXCHANGE ACT WHICH WILL AFFECT YOUR ABILITY TO SELL YOUR SHARES; "PENNY STOCKS" OFTEN SUFFER WIDE FLUCTUATIONS AND HAVE CERTAIN DISCLOSURE REQUIREMENTS WHICH MAKES IT DIFFICULT FOR YOU TO RESELL YOUR SHARES IN THE SECONDARY MARKET.

Our shares will be subject to the Penny Stock Reform Act which will affect your ability to sell your shares in any secondary market which may develop. If our shares are not listed on a nationally approved exchange or the NASDAQ, do not meet the minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a "penny stock." Broker-dealer practices in connection with transactions in "penny stocks" are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

     - the delivery of standardized risk disclosure documents;

     - the provision of other information like current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

     - written determination that the penny stock is a suitable investment for purchaser;

     - written agreement to the transaction from purchaser.

These disclosure requirements and the wide fluctuations that "penny stocks" often experience in the market may make it difficult for you to sell your shares in any secondary market which may develop.

                   FORWARD-LOOKING STATEMENTS

Some information in this prospectus may contain forward-looking statements. You can identify these statements by their forward-looking terminology such as "may," "will," "expect," "anticipate," "continue," or other similar words. Forward-looking statements discuss future expectations, contain projections of results of operations or of financial condition or state other

                               8


"forward-looking" information. When considering forward-looking statements in this prospectus, you should keep in mind the risk factors and other cautionary statements included in this prospectus. The risk factors noted in the "Risk Factors" section and the other factors noted throughout this prospectus, could cause our actual results to differ materially from those contained in any forward-looking statement.

                         USE OF PROCEEDS

If all the shares are sold, the net proceeds to Fenton Graham from the sale of the shares of common stock offered hereby are estimated to be approximately $95,000, after deduction of estimated offering related expenses, consisting of legal and accounting fees, copying, filing fees and postage. Fenton Graham intends to use these proceeds for the proposed expenses shown in the table that follows. The following table shows Fenton Graham's use of proceeds if 25%, 50%, 75% and/or 100% of the shares are sold. We cannot predict whether or not any shares at all will be sold in this offering.

                             25%       50%       75%       100%
                           -------    -------   -------  --------
Gross proceeds             $25,000    $50,000   $75,000  $100,000
Offering expenses            5,000      5,000     5,000     5,000
                           -------    -------   -------  --------
                           $20,000    $45,000   $70,000   $95,000

Business development         1,000      2,000     2,500     3,000
Rent and utilities           4,000      8,000    12,000    14,000
Staff                                   6,000    18,000    30,000
45,000
Legal and accounting         2,000      3,000     4,000     5,000
Computer hardware            2,000      4,000     6,000     8,000
Software development         2,000      4,000     6,000     8,000
Sales and advertising        2,000      4,000     6,000     8,000
General working capital      1,000      2,000     3,500     4,000
                           -------    -------   -------  --------
                           $20,000    $45,000   $70,000   $95,000

We believe that if we sell at least 25% of the offering we can begin to put our business plan into effect although this amount will be insufficient to meet our needs over the next 12 months. We believe we need to raise maximum proceeds to most effectively implement our business plan and less than that amount will require us to limit the amount we spend on bringing our product to market, salaries, and the purchase of office equipment.

The working capital reserve may be used for general corporate purposes to operate, manage and proceed with our proposed operations, including travel expenses, labor costs, office supplies, office furniture and equipment, network fees, advertising or promotion, equipment maintenance and other administrative costs. Travel expenses include airline tickets and hotel accommodations for management to attend meetings with potential business contacts, and other business travel

                                9


expenses, such as meals. We presently have no commitments or agreements to hire employees and are not involved in any negotiations.

The amounts set forth in the use of proceeds table merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon market and economic conditions once operations are commenced. We may, in the future, seek additional funds through loans or other financing arrangements.

Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

We presently do not pay Mr. Schrage, our sole officer and director, any amount of salary. In the event we are successful in completing this offering, we propose to pay any full time employees salaries competitive in the industry subject to our ability to do so. Mr. Schrage has agreed to act without cash compensation until we have generated revenues from operations.

                 DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined by the Company based upon factors like the Company's capital needs and the percentage of ownership to be held by investors as a result of this offering. The offering price does not necessarily bear any relationship to assets, book value, earnings history or other historical factors.

                            DILUTION

As of March 31, 2002, Fenton Graham's net tangible book value was $94,923, or $0.016 per share of common stock. Net tangible book value is the aggregate amount of Fenton Graham's tangible assets less its total liabilities. Net tangible book value per share represents Fenton Graham's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 5,000,000 shares at an offering price of $0.02 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,000), Fenton Graham's net tangible book value as of the closing of this offering would increase from $0.016 to $0.017 per share. This represents an immediate increase in the net tangible book value of $0.001 per share to current shareholders, and immediate dilution of $0.003 per share to new investors, as illustrated in the following table:

    Public offering price per  share of common stock............  $0.02
    Net tangible book value per share before offering...........  $0.015
    Increase per share attributable to new investors............  $0.001
    Net tangible book value per share after offering............  $0.017
    Dilution per share to new investors.........................  $0.003
    Percentage dilution.........................................  15%


                               10



                      PLAN OF DISTRIBUTION

The shares in this offering will be sold by the efforts of our sole officer and director, J.P. Schrage. He will not receive any commission from the sale of any shares. He will not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:

1. No selling person is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

2. No selling person is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

3. No selling person is, at the time of participation, an associated person of a broker-dealer, and

4.  Each selling person meets the conditions of paragraph (a)
    (4) (ii) of Rule 3a4-1 of the Exchange Act, in that the person
    (A) primarily performs or is intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.

This offering will commence on the date of this prospectus. The offering will terminate on the earlier of the sixth month anniversary of the date of this prospectus or the sale of all the shares of common stock that are being offered. In addition, we may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. The offering may be terminated, for example, because the market price of the common stock is less than the offering price which would impede our ability to sell the offered shares. There is no minimum number of shares that we are required to sell.

Procedure of Subscription
-------------------------

If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. All checks should be made payable to Fenton Graham Marketing, Inc. A copy of the subscription agreement will accompany a prospectus or may be obtained from us by persons who have received a prospectus and requested the subscription agreement. Subscription documents and payment should be mailed or delivered to Fenton Graham Marketing, Inc., 13215 Verde River Drive, Unit 1, Fountain Hills, Arizona 85268.

                             11


We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by the Company and considered property of the Company once cleared by our bank. Subscription funds will not be deposited in an escrow account. Certificates for the shares purchased will be issued and distributed by our transfer agent, within ten business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by regular mail.

Transfer Agent and Registrar
----------------------------

The transfer agent and registrar for our common stock will be Executive Registrar and Transfer Agency, Inc., 3118 W. Thomas
Road, Suite 707, Phoenix, Arizona 85017.


                        LEGAL PROCEEDINGS

Neither Fenton Graham, nor any of its affiliates, officers or directors is a party to any pending legal proceeding, and none of our property is the subject of any pending legal proceeding.


  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of the Board of Directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and the officer and director named below is not acting on behalf of, or at the direction of, any other person.

       Name and Address      Age    Position
       ----------------      ---    --------

       J.P. Schrage          25     President/Secretary/Treasurer/Director

Currently Mr. Schrage contributes 20 hours per week to the Company's activities and is not engaged on a full-time basis.

J.P. Schrage
------------

Mr. Schrage has been Secretary/Treasurer and a director of Fenton Graham since its inception. On July 5, 2002, he was appointed President when our former President resigned. Since May 2002 to present, Mr. Schrage has served on a part-time basis as Director of Administration for VVVRRR, Inc., an Internet marketing firm which provides products and services similar to those offered by Fenton Graham. From January 2000 to present, Mr. Schrage serves on a part-time

                                   12


basis as the Director of Administration with Quantum Leap Media, Inc., another Internet marketing firm which provides products and services similar to those offered by Fenton Graham. Quantum Leap Media is in the process of winding down its affairs and plans to cease operations by August 2002. In December 1999, Mr. Schrage graduated with Honors from the University of Arizona, with a triple major in Entrepreneurship, Finance, and Marketing. He completed applicable course work such as Development of New Venture Plans, Marketing Planning and Operating Decision-Making, New Venture Development and Industry Analysis, New Venture Marketing and Finance, Consumer Behavior, International Marketing Management, Services Retailing, Marketing Research, Investments, Real Estate Finance and Investments, and Corporate Finance. From August 1995 until December 1999, during his time at the University, Mr. Schrage honed his management skills with a variety of employers, includingWal-Mart, Planet Video and Poma's restaurant.

The Company's Board of Directors has not established any committees.

Conflicts of Interest
---------------------

As described above, J.P. Schrage is engaged in other businesses on a part-time basis. As a result, certain conflicts of interest may arise between Fenton Graham and Mr. Schrage. The officers and directors of Fenton Graham are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the company's affairs. A shareholder may be able to institute legal action on behalf of Fenton Graham or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to Fenton Graham.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known to us, as of the date of this Prospectus to be a beneficial owner of five percent (5%) or more of the Company's outstanding common stock and our sole officer and director. No other class of voting securities is outstanding. Mr. Schrage has sole voting and investment power with respect to the shares shown.

Name and Address of           Amount and Nature of         Percent of
Beneficial Owner              Beneficial Ownership            Class
-------------------           ---------------------        ----------

J.P. Schrage                    5,000,000 Direct              83.3%
c/o Fenton Graham


                    DESCRIPTION OF SECURITIES

The authorized capital stock of Fenton Graham consists of 100,000,000 shares of Common Stock, $0.001 par value per share.
Upon completion of this offering, assuming all the shares are sold, there will be 11,000,000 shares of common stock outstanding.

                                13


Common Stock
------------

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of Fenton Graham's directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation. There are currently 19 shareholders of record of Fenton Graham's common stock. To date, Fenton Graham has paid no dividends on its common stock, and intends, for the near future, not to pay dividends, but, instead, to retain any earnings to finance future growth.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.


    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Fenton Graham pursuant to the Nevada General Corporation Law or the provisions of Fenton Graham's Articles of Incorporation, as amended, or Bylaws, or otherwise, Fenton Graham has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities, other than the payment by Fenton Graham of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, Fenton Graham will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                14


             ORGANIZATION WITHIN THE LAST FIVE YEARS

Fenton Graham was founded on October 12, 2001 by Ken Greble and J.P. Schrage. Mr. Greble and Mr. Schrage received 2,500,000 shares each in consideration of services provided to Fenton
Graham valued at $2,500 each.   Mr. Greble and Mr. Schrage were
compensated for assisting in the formation of the Company and development of the Company's proprietary software.

On July 5, 2002, Mr. Greble resigned from his positions as President and director of the Company and he tendered back his 2,500,000 shares to the Company. The shares were cancelled and reissued to Mr. Schrage in consideration of his continued services to the Company.

                     DESCRIPTION OF BUSINESS

Overview
--------

Since our inception last year, we have had no revenue and have generated operating and net losses. We were formed for the purpose of becoming a results driven Internet marketing company that specializes in providing its clients with custom Internet marketing campaigns.

We plan to target small and medium sized businesses in North America, primarily in the United States. We will offer Internet marketing services and use our media expertise and proprietary software technology to provide these companies with complete solutions to close the marketing circle by helping them build brands, acquire new customers, increase traffic, drive sales and grow customer relationships. We have nearly completed developing our WarRoom and Redirector software technology which will deliver solutions to marketers that include pop-ups, domain redirects, banner ads, affiliate programs, and other marketing methods.
This will create a compelling marketing solution: the ability to deliver the right message at the right time to the right person.

Services
--------

Our services will be designed to allow our clients to interact in an environment that maximizes e-mail, Web-based and wireless inventory, while driving one-to-one, business-to-consumer communication that stimulates transactions, optimizes campaigns in real time and fosters the development of loyal relationships with customers. Following is a brief description of each of the services we will provide.

Goals Analysis - We will begin with a phone interview about our client's desires, visions and goals for the purpose of developing a rough sketch of the scope of the project.

Analysis of Competition - Part of the preliminary site review that we will do includes online searches using keywords to find our client's competition. Discovering what their competition is doing online can be the launching pad for fresh ideas.

Web Site Marketing Analysis - We will analyze our client's existing site with respect to titling, keyword use, search engine strategy implementation, alternative statement use and current

                               15


   online and offline marketing strategies. As part of an extensive site review, we will create a report listing their company's current rankings along with recommendations for enhancements.

   In addition to market analysis we will perform a technical review, checking for coding issues that may impact search engine positioning as well as overall Web page performance. Load times are also an important factor in site creation and maintenance. The main incentive for users to buy online are convenience and the amount of time saved.

Site Design - A well-designed Web site attracts customers,
   strengthens brand positioning and differentiates a company
   from its competition.   We plan to develop a design program
   which will deliver a Web site that maximizes our client's business opportunities in a fast, cost effective way, using proven Web architecture.

Online Ad Creation and Placement - A targeted campaign of well-crafted ads placed in carefully researched locations can lead to volumes of quality traffic. After assessment of goals, we will develop a budgeted and targeted program for our client's review, and then place ads as planned.

Targeted E-mail Campaigns - We believe a combination of written e-mails and e-mail lists can work well when informing potential customers of our client's products and services. We will assist our clients in making the right choices to avoid spamming and unwanted attention, while generating traffic.

Offline Strategy Development - We will work with our clients developing offline advertising opportunities designed to drive visitors to their Web site.

Online Advertising Services
---------------------------

We plan to administer the following advertising vehicles for any e-business. We will develop advertising campaigns, ensure against fraudulent advertisers with our proprietary software and review and measure the results.

     CTP = Content Transfer Pages- these pages appear on Web sites as a separate browser usually sized as a 400 x
     400 pixel pop-up. These are fully navigable browsers that show your site and its contents.

     CPA = Cost Per Acquisition - these advertisements appear on a Web site and the advertiser is charged only when the visitor takes a predetermined action (i.e.
     signing up for a membership or subscription.)

     CPC = Cost Per Click through - these advertisements appear on a Web site and the advertiser is charged only when the Web surfer clicks on the advertisers ad.

                                16


     CPM = Cost per Thousand - this type of advertising consists of banner style ads that the advertiser is charged per thousand impressions that appear on Web sites.

Online Traffic Generation
-------------------------

Our goal is to continually find new ways to harness highly targeted Internet traffic. This traffic will be used in campaigns for our clients. The primary traffic techniques we are currently developing are:

     -  Pop-up Windows
     -  Domain Names
     -  Banner Advertising
     -  Banner Exchanges
     -  Exit Traffic Retention
     -  Search Engine Positioning
     -  Paid Directory Listings
     -  E-mail Marketing
     -  Affiliate Programs

Pop-up Windows are advertisements that "pop-up" in a new window as people are browsing Internet sites. Pop-ups can be purchased for relatively low amounts of money from large networks of web sites. This can provide quick exposure on large web sites for clients of Fenton Graham. Pop-ups are low priced and cannot be marked up much, but large profits can still be realized as clients will purchase campaigns of 500,000 or 1,000,000 or more pop-ups. Pop-ups can also be deployed when people leave web sites. These are generally more cost effective while working just as well.

Domain Names are typed in by Internet users into a web browser to get them where they're going (i.e.: yahoo.com). Many domain names generate significant amounts of traffic from people typing them into their web browsers (i.e.: travel.com or even misspellings of popular domains such as yhaoo.com). This traffic can be "rented" from the owners of the domain names. As an example, Fenton Graham might have an online travel agent as a client. Fenton Graham would then find the people or companies that own domain names related to travel such as vacations.com.
If Fenton Graham could successfully "rent" the traffic from the owner of vacations.com, everyone that types in vacations.com would essentially be redirected to the travel agent's site. The web surfer gets redirected to a useful site (when otherwise they might have received a page not found error), the travel agent gets a possible sale, and Fenton Graham gets paid by the travel agent for marketing their site.

Banner Advertisements are commonly used on most Internet web pages. They act as small billboards for the countless products and services that are advertised on the Internet. Fenton Graham will locate competitively priced banner ad inventory from leading publishers. This allows us to offer our clients a positive return on their advertising dollars while building brand recognition at the same time.

                               17


Banner Exchanges allow webmasters to trade advertising space on their web page in return for advertising space on someone else's web page. The goal is to participate in targeted banner exchanges by capitalizing on our ability to generate online traffic. We will accumulate banner credits for each of our clients. Each banner credit is worth one advertisement on a webpage. In most cases one banner credit is given to us for every two banners that we display.

Exit Traffic is the large amount of "lost" online traffic commonly known as "404 Error Traffic" or "File Not Found." An estimated 5% of all pages downloaded from the Internet end up as 404 Errors (Pitkow, 1998). This translates into over 100 million pages daily. This traffic can be garnered by purchasing the 404 traffic from web hosting companies.

Search Engine Positioning is the process of designing and submitting your web page to search engines in a way that makes your page be displayed higher in search results than your competitors' pages. Search engine positioning is a constantly evolving art. Currently, meta tags (script at the beginning of web pages that can only be seen by robots on the web), keywords, and content are three of the biggest factors in getting high search engine rankings. Fenton Graham can apply its knowledge to any client's web site to make it a top performer on most of the major search engines.

Paid Directory Listings. This involves paying pay-per-click search engines, such as overture.com, for rankings. In order to have a high ranking for a particular key word, you must outbid others who want to be listed high for that same key word.

E-mail Marketing. We will compile large databases of "opt-in" subscribers, people who have requested to receive various types of offers, via in-house marketing efforts. We will also purchase or rent targeted e-mail lists from reputable suppliers if needed.

Affiliate Programs. We will be able to set up affiliate programs for any of our clients. This is basically establishing an army of web sites linking back to our client's web site in return for a CPA (cost per action) reward. Third party monitoring is provided by sites such as Commission Junction, BeFree, and Linkshare.

Software
--------

We are developing two proprietary programs to be used internally to serve and track online campaigns:

The Redirector - The Redirector works strictly with domain names and the traffic they generate. For example, if Fenton Graham rents the traffic from a domain name, that domain name is pointed to the Fenton Graham servers. From there, the traffic from the domain name is funneled through The Redirector to be sent to the correct Fenton Graham client's Website. Full tracking and statistics are kept throughout the process. The program was developed using ColdFusion, a programming language, and SQL, a Microsoft database application. The Redirector has a web page from which administrative functions and tracking can be performed.

                                18


WarRoom - WarRoom handles all other types of traffic that Fenton
   Graham will buy and sell. Banner ads, pop-ups, and exit traffic will all go through WarRoom. WarRoom is a powerful program that can be set up to begin with an inventory of traffic available on a given day, and disperse the traffic to many different clients in a targeted manner with full accounting and statistics tracking. In essence, WarRoom automates the entire process. Humans buy and sell the traffic and enter what they've bought and sold into WarRoom, but WarRoom handles the rest. WarRoom will automatically send the purchased traffic to the correct clients based on the type of traffic they should receive. The program was developed using ColdFusion, a programming language, and SQL, a Microsoft database application. WarRoom has a web page from which administrative functions and tracking can be performed. WarRoom also has a log in page for clients and vendors where they can see their statistics and invoices.

Both The Redirector and WarRoom are functional programs. In order to be complete and ready for use in our business, the following must be finished:

    -  Minor tracking bugs worked out
    -  Automatic billing incorporated into the software
    - User friendly client log-in area - backend programming as well as graphic design

Currently, we do not plan to seek a patent or other similar intellectual property protection for the software.

Privacy Concerns
----------------

We believe that issues relating to the privacy of Internet users and the use of personal information about these users are extremely important. In the course of delivering ads to a Web user, we will only collect non-personally identifiable information about the Web user. We do not collect any personally identifiable information about the Web user unless the Web user voluntarily and knowingly provides personally identifiable information.

In implementing any service or program designed to gather consumer data, we will always be mindful of our commitment to uphold the privacy principles of the Direct Marketing
Association. We will actively monitor privacy laws and regulations and seek to comply with all applicable privacy requirements.

Sales and Marketing
-------------------

Our staff will work strategically with our customers to develop comprehensive marketing solutions. We believe that our clients desire integrated programs that go beyond the banner to include content integration, contextual sponsorships, promotions, sweepstakes, e-mail sponsorships, pop-ups, custom content and other highly effective advertising tools. When fully staffed, our personnel will possess the marketing, media, creative and advertising skills required to develop sophisticated advertising campaigns.

                               19

Our personnel will be trained to use a variety of marketing programs to generate demand for our products and services, build market awareness, develop customer leads and establish business relationships. Our marketing activities will include public relations, print advertisements, online advertisements and direct marketing, Web advertising seminars, trade shows, special events and ongoing customer communications programs.

We currently have no contracts with advertisers and will not have any until our software is complete and we are able to begin business.

The marketing towards advertisers that we will do will cost approximately $8,000 per year. This money will be used for media kits and various forms of advertising.

Seasonality and Cyclicality
---------------------------

J.P. Schrage, who serves as our sole officer and director, has previous experience in this business and has found that it is subject to seasonal fluctuations. It has been his experience that marketers generally place fewer advertisements during the first and third calendar quarters of each year, and direct marketers generally mail substantially more marketing materials in the third calendar quarter of each year. In addition, he found that expenditures by advertisers and direct marketers vary in cycles and tend to reflect the overall economic conditions, as well as budgeting and buying patterns. Furthermore, user traffic on the Internet seemed to decrease during the summer months which resulted in fewer advertisements to sell and deliver. A decline in the general economy or in the economic prospects of advertisers and direct marketers could adversely affect our revenue.

Competition
-----------

The market for interactive, Internet-based marketing solutions is extremely competitive. We believe that our ability to compete depends upon many factors both within and beyond our control, including the following:

     - the timing and market acceptance of new solutions and enhancements to existing solutions developed either by us or our competitors;

     - the continued and increasing acceptance by marketers of the Internet as an effective and cost-efficient means of advertising;

     - the ability to adapt to the rapidly changing trends of the Internet;

     - our customer service and support efforts;

     - our sales and marketing efforts;

     - our ability to adapt and scale our technology as customer needs change and grow; and


                                  20


     - the ease of use, performance, price and reliability of solutions developed either by us or our competitors.

As we expand the scope of our Web services, we may face greater competition from a number of Web sites and other media companies across a wide range of different Web services, including in vertical markets where competitors may have advantages in expertise, brand recognition and other factors. Several companies offer competitive products or services through Web advertising networks, including DoubleClick, 24/7 Media and Engage Technologies. Our business may also encounter competition from providers of advertising inventory and database management products and related services, including DoubleClick and Engage Technologies. In addition, we may face potential competition from a number of large Web search engine companies, such as America Online, Infoseek and Yahoo! We will also compete with television, radio, cable and print for a share of the overall advertising budgets of marketers.

The Fenton Graham Difference
----------------------------

While a number of companies are competing in the Internet based marketing solutions business, we believe that advertisers will utilize our services instead of those of the established competitiors for a number of reasons.

Flexible Technology. Fenton Graham's WarRoom and Redirector technology is being developed to serve and track the sophisticated, relationship-building marketing programs that are designed to convert Internet users into loyal, long-term customers for businesses. This comprehensive technology will be intuitive and flexible. The WarRoom and Redirector will track campaigns and provide real-time, customized reports, allowing marketers to increase the effectiveness of their marketing efforts and to realize the value of their customer base. In essence, our proprietary software will provide our clients with a full suite of serving, tracking, management and measurement tools.

Marketing. Fenton Graham intends to hire a staff with experience and a rich knowledge base to offer clients counsel and expertise in developing an integrated, Internet strategy designed to meet branding, customer acquisition, and revenue-generating goals. Our marketing services will include assisting marketers in designing contextually relevant marketing campaigns that attract and retain the Internet user.

We believe that we will be competitive in our industry because Fenton Graham will offer full service sales and marketing solutions designed to allow our client's to interact in an environment that maximizes e-mail, Web-based and wireless inventory, while driving one-to-one, business-to-consumer communication that stimulates transactions, optimizes campaigns in real time and fosters the development of loyal relationships with their customers.

                               21


Intellectual Property
---------------------

On July 15, 2002, Fenton Graham purchased all rights, title and interest in theWar Room and Redirector technologies from Quantum Leap Media, Inc. who was developing the software. We will hire outside consultants to assist us in completing the development and hope to have fully workable versions of the technologies no later than the fourth quarter 2002.

We do not plan to seek a patent or other similar intellectual property protection. We intend to enter into confidentiality or license agreements with our employees, consultants and corporate partners in order to control access to and distribution of our technologies, documentation and other proprietary information. Despite these efforts, unauthorized parties may attempt to disclose, obtain or use our advertising solutions or technologies. Our precautions may not prevent misappropriation of our advertising solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our rights as fully as in the United States.

Our technology will collect and utilize data derived from user activity on the Internet. This information will be used for targeting advertising and predicting advertising performance. Although we believe that we generally have the right to use this information and to compile it in our database, we cannot assure you that any trade secret, copyright or other protection will be available for this information. In addition, others may claim rights to this information. Furthermore, we cannot guarantee that any of our intellectual property will be viable or valuable in the future since the validity, enforceability and scope of protection of intellectual property in Internet related industries is uncertain and still evolving. In addition, third parties may assert infringement claims against us. Any claims could subject us to significant liability for damages and could result in the invalidation of our intellectual property rights. In addition, any claims could result in litigation, which would be time-consuming and expensive to defend, and divert our time and attention. Even if we prevail, this litigation could cause our business, results of operations and financial condition to suffer. Any claims or litigation from third parties may also result in limitations on our ability to use the intellectual property subject to these claims or litigation unless we enter into arrangements with the third parties responsible for these claims or litigation, which could be unavailable on commercially reasonable terms. We believe that factors such as the technological and creative skills of our personnel, new service offerings, brand recognition and reliable customer service are more essential to establishing and maintaining our position in the marketplace, rather than the legal protection of our technology. We cannot assure you that others will not develop technologies that are similar or superior to our technology.

Employees
---------

Currently, the only employee is our sole officer, J.P. Schrage, who is currently working part-time. Over the next few months, we plan to hire 3 contract workers to assist in completing the development of our software and technology. We are not subject to any collective bargaining agreements and believe that our employee relations are excellent. Our future success depends in part on our ability to attract, retain, integrate and motivate highly-skilled employees. Competition for employees in the industry is moderate.

                                22


                 MANAGEMENT'S PLAN OF OPERATION

Overview
--------

Fenton Graham was recently formed to provide online marketing services to small to medium sized companies. We plan to supply Internet traffic to the Websites of our clients by using marketing expertise and traffic generation techniques such as pop-up windows, domain names, banner ads, banner exchanges, exit traffic, search engine positioning, paid directory listings, e-mail marketing and affiliate programs. We will also assist our clients in developing relationships with vendors.

As additional funds become available, our objective is to position ourself as a leading provider of technology and marketing solutions that are designed to go beyond simple banners to produce better customer conversion rates, resulting in higher prices for our clients' inventory and more value for marketers. However, there is no assurance that we will be successful in doing so.

Plan of Operations
------------------

During the next 12 months, we plan to complete the development of our proprietary software, purchase or lease hardware, hire an initial staff, and begin business. We anticipate requiring approximately $100,000 to fund our minimum level of operations during this period. Approximately $12,000 will be used to complete the development of our software and business, $8,000 will be used to purchase or lease hardware, $16,000 will be used towards office space and related equipment, $8,000 will be used in advertising, $5,000 is set aside for legal and accounting assistance, $45,000 to facilitate the hiring of staff, and $1,000 will be general working capital.

Our current cash is not adequate to satisfy our requirements. This stock offering is a critical aspect of our plan and it is intended to provide the funds necessary to develop our proprietary software and to establish operations. Without the maximum funds provided from this offering, our plan could not proceed as contemplated.

The timing and extent of our growth will depend upon our ability to raise additional funds. To the extent that we are able to sell all of the shares offered hereby, it will allow us to accelerate our timetable. If we are only able to sell the a small amount of the shares offered hereby, then we anticipate that the amount of time necessary for us to achieve our goals will be greater and we may not be able to realize our goals before our financial resources are depleted.

Management believes we will need to raise between $100,000 and $200,000 over the next 24 months, which include the funds raised in this offering. The exact amount we will need to raise will be determined by the then current market conditions, and the status of cash flow within Fenton Graham. It is anticipated that an initial injection of $100,000 will be required within the next 12 to 15 months. If we are unsuccessful in raising the maximum amount in this offering, we will need to raise the additional amount we need by selling shares of our common stock through one or more private placements followed by a secondary public offering if necessary. Should we

                                  23


fail to raise at least $100,000 during the next 12 months from this and other offerings, we will not be able to fulfill our business plans and you could lose your entire investment.

Should management decide that raising funds by means of one or more private placements or a secondary public offering would be detrimental to Fenton Graham and its shareholders due to adverse stock market conditions or because our cash flow is limited as a result of little or no revenues, we will attempt to secure a line of credit with an established financial institution to assist with the software development, staffing, marketing and general working capital purposes.

Costs and Expenses
------------------

Currently, we have minimal monthly expenditures. We will use the funds raised in this offering to complete the development of our software, hire people as employees and on a contract basis, market our services and begin business. During the next 12 months, we intend to hire one employee to handle administrative and marketing tasks and we intend to hire, on a contract basis, three technical consultants to complete the development of our software and handle hardware issues.

To date, our business has been in the early stages of development and has had no operations. Accordingly, we have had no revenues. All incurred expenses have been funded by our private offering. We are dependent upon the raising of capital through placement of our common stock. There can be no assurance that we will be successful in raising the capital we require to complete each of our Milestones detailed below through the sale of our common stock.


Milestones
----------

Our business plan is to develop a complete Internet marketing business. We will need to raise at least $100,000 from this offering in order to implement our plan of operations for the next 12 months. This minimum amount of capital must be raised in order for us to properly execute our plan of operations. The shares are being offered and sold on a best efforts basis. If we fail to sell all of the shares offered, we will need to raise additional funds through more offerings of our common stock to achieve the following milestones.

Milestone 1: Establish an Office. We currently have an office from where we can conduct operations. We anticipate total office costs to be $23,000 for the next 12 months. This includes legal and accounting expense, rent, equipment such as computers and telephones, and utilities.

Milestone 2: Complete Software Development. We will need at least $8,000 to complete the development of our proprietary software. On July 1, 2002, when we acquired the software from Quantum Leap Media, Inc. the software was not fully developed. Currently, the Redirector and WarRoom can redirect domains and serve ads as required, but they still need to be able to track all of this and present the information to clients in a well formatted online report. It is anticipated that following completion of this software, sales to clients could begin almost immediately.

                                 24


Milestone 3: Purchase/Lease Hardware. We intend to lease three dual pentium servers with a minimum of 1 Gigabyte of RAM and purchase all peripherals including a backup device and miscellaneous cabling. This will allow us to serve and track the traffic we buy. (Accurate tracking of the traffic is very important as it is how we will bill our clients). This will cost at least $8,000 over the next 12 months.

Milestone 4: Hire Staff. We will engage an administrative person as well as additional technical people. We expect that we may hire one administrative person during our first year of business. We expect that we may engage two to three technical people on a contract basis to help design software, configure hardware, and keep our systems up and running. The hiring process would include running advertisements in the local newspaper and on the Internet and conducting interviews. It is estimated that to hire a full time administrative person, as well as have a technical team available on a contract basis will cost $45,000 per year.

Milestone 5: Develop Marketing Campaign. The next step would be to develop an advertising campaign, including establishing a list of prospects based on potential clients identified in the market survey, and designing and printing sales materials.

Potential clients of Fenton Graham Marketing are small to medium sized companies in North America, and primarily the United
States. These companies in most cases will already be offering a product or service on the Internet.

It is anticipated that it would take approximately six to eight weeks to develop the advertising campaign, although, depending on the availability of resources, we will attempt to develop our advertising campaign concurrently with establishing an office, developing software, purchasing hardware, and hiring employees and consultants. The cost of developing the first campaign is estimated at approximately $3,000.

Milestone 6: Implementation of Advertising Campaign and Sales Calls. Implementation of the advertising campaign would begin with sending out e-mails and calling prospective clients. Immediately following this, we would begin telephone follow ups. The cost of these first round sales efforts is estimated at $8,000.

Milestone 7: Achieve Revenues. It is difficult to quantify how long it will take to convert our efforts into actual sales and revenues. We hope that clients will begin using our services within days of implementation of our advertising campaign, but it may take several weeks before people begin to purchase our services. Moreover, customers may not be willing to pay for the service at the time they order, and may insist on buying on account, which would delay receipt of revenues another month or two. Assuming we have received all necessary approvals to begin raising funds by July 1, 2002, and assuming an offering period of approximately one month, in a best case scenario we may receive our first revenues by year end. However, a more realistic estimate of first revenues would be March 1, 2003 or later. Fenton Graham will not generate revenues directly from the sale or leasing of any software; we will use our software as a means for delivering our product, targeted Internet traffic. Our revenue will come from clients that receive our Internet marketing efforts which include things like banner ads, pop-up ads, and domain

                                25


redirects. We will be paid based on the number of people we send to a client's site or on a percentage of sales generated from the people we send to their site.

We have no current plans, preliminary or otherwise, to merge with or acquire any other entity.


                     DESCRIPTION OF PROPERTY

Our principal administrative, sales, marketing, research and development offices are located at 13215 Verde River Drive, Unit 1, Fountain Hills, Arizona 85268. On February 1, 2002, we entered into an agreement to lease, on a month-to-month basis, 1,485 square feet at a cost of $1,431 per month.

Our servers will be housed at Technology Alliance Group (TAG) in Scottsdale, Arizona. VVVRRR, Inc. (VRI), a company for which our President, J.P. Schrage, is employed on a part-time basis, leases, on a month-to-month basis, approximately half of one server rack in TAG's data center and uses about 2.5 Megabits of bandwidth. VRI is responsible for payment of the monthly datacenter fees to TAG and we pay VRI $200 per month for the use of 1/8 of the rack of space and 1 Megabit of bandwidth. The facility at TAG will provide us with a secure area to store and operate our computer systems and capacity for communications links and Internet connectivity systems. We will continually evaluate our facility requirements. We believe that the space leased from VRI will be more than adequate for our initial operations.

Since Fenton Graham is incorporated in Nevada it is required to maintain a resident office in that state in which corporate documents are available. The resident office is located at 777 N. Rainbow Blvd., Suite 390, Las Vegas, Nevada 89107. No activities take place in the resident office and no fees are charged by the resident agent at this address. All other activities have been consolidated to the facilities described above.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 17, 2001 our founding officers and directors, Ken Greble and J.P. Schrage, each received 2,500,000 shares of our common stock for assisting in the formation of Fenton Graham and development of our proprietary software. The services were valued at at $2,500 each.

In December 2001, Ken Greble, former President and a director of Fenton Graham, loaned the Company $1,100, which was used to pay the costs related to the sales of the Company's common stock in a private placement. The loan was non-interest bearing and was repaid on April 8, 2002 from the proceeds of the private placement.

On July 1, 2002, Fenton Graham entered into a co-location agreement with VVVRRR, Inc. (VRI) for the use of a portion of the space VRI leases from Technology Alliance Group (TAG) to house its servers. Fenton Graham will pay VRI $200 per month, on a month-to-month basis, for partial use of the space it leases from TAG. Our President, J.P. Schrage, is employed by VRI on a part-time basis. Mr. Schrage is not an officer, director or owner of VRI and receives no benefit from the lease payments made by Fenton Graham to VRI.

                                26


On July 5, 2002, Mr. Greble resigned as an officer and director and returned his 2,500,000 shares to the Company for cancellation. The shares were cancelled and reissued to Mr.
Schrage in consideration of his continued services to the Company.

On July 12, 2002, Fenton Graham purchased for $20,000 cash all rights, title and interest in the Redirector and WarRoom software from Quantum Leap Media, Inc. (QLM). Mr. Schrage has been employed by QLM since January 2000 on a part-time basis as the Director of Administration. Mr. Schrage in not an officer, director or owner of QLM and received no benefit from the sale of the software to Fenton Graham. QLM is in the process of winding down its affairs and plans to cease operations in August 2002.


     MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information
------------------

As of the date of this prospectus and for the foreseeable future, there is no public or private market for our shares. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning his participation in the after-market for the our securities and Management does not intend to initiate any discussions until we have raised enough capital to conduct our business. There is no assurance that a trading market will ever develop or, if a market does develop that it will continue.

Holders
-------

There are currently 19 holders of Fenton Graham's common stock.

Dividends
---------

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

Shares Eligible for Future Sale
-------------------------------

As of the date of this Prospectus, we had an aggregate of 6,000,000 shares of our common stock issued and outstanding, all of which are "restricted securities," which may be sold only in compliance with Rule 144 under the Securities Act of 1933, as amended or exemptions from registration requirements of this act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one year after payment therefore may sell, in brokers' transactions or to market makers, an amount not exceeding 1% of the outstanding class of securities being sold, or the average weekly reported volume of trading of the class of securities being sold over a four-week period, whichever is greater, during any three-month period. (Persons who are not our affiliates and who had held their restricted securities for at least two years are not subject to the volume or transaction limitations.) The sale of a significant number of these shares in the public market may adversely affect prevailing market prices of our securities.

                              27


                     EXECUTIVE COMPENSATION

J.P. Schrage, our sole officer and director, does not receive any cash compensation for his services rendered to the Company nor has he received any cash compensation in the past. Mr. Schrage received 2,500,000 shares of our common stock, valued at $2,500, for assisting us in our formation. On July 5, 2002, when our former President resigned, he returned the 2,500,000 shares owned by him to the Company which were cancelled and reissued to Mr. Schrage in consideration for his continued services to the Company, valued at $2,500.

Mr. Schrage has agreed to act without cash compensation until we have generated revenues from operations. As of the date of this prospectus, we have no funds available to pay directors.
Further, Mr. Schrage is not accruing any compensation.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our employees.

                              28

                  FENTON GRAHAM MARKETING, INC.
                  (A Development Stage Company)

                      FINANCIAL STATEMENTS

                    MARCH 31, 2002 (UNAUDITED)
                              AND
                        DECEMBER 31, 2001



                            CONTENTS

                                                          PAGE

INDEPENDENT AUDITORS' REPORT                                1

BALANCE SHEET                                               2

STATEMENT OF OPERATIONS                                     3

STATEMENT OF STOCKHOLDER'S EQUITY                           4

STATEMENT OF CASH FLOWS                                     5

NOTES TO FINANCIAL STATEMENTS                             6 - 9



                                29




                  INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF FENTON GRAHAM MARKETING, INC.:

We have audited the accompanying balance sheet of FENTON GRAHAM MARKETING, INC. (A Development Stage Company) as of December 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from October 17, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FENTON GRAHAM MARKETING, INC. as of December 31, 2001 and the results of its operations and its cash flows for the period from October 17, 2001 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.




                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                         Certified Public Accountants

New York, New York
January 31, 2002

                            - 1 -

                             30




                        FENTON GRAHAM MARKETING, INC.
                        (A Development Stage Company)
                               BALANCE SHEETS


                                                  March 31,     December 31,
                                                    2002            2001
                                                 -----------    ------------
   ASSETS                                        (Unaudited)
     Cash and cash equivalents                    $   96,023     $ 38,387
     Subscription receivable                               -       29,500
       Total assets                              ------------   ----------
                                                  $   96,023     $ 67,887
                                                 ============   ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Liabilities
     Accounts payable and accrued expenses        $        -     $  1,000
     Due to officer                                    1,100        1,100
                                                 ------------   ----------
       Total current liabilities                       1,100        2,100
                                                 ------------   ----------

   Stockholders' Equity
     Common stock, $0.001 par value;
       25,000,000 shares authorized,
   6,000,000 and
       5,385,000 shares issued and outstanding         6,000        5,385
     Additional paid-in capital                       97,800       66,415
     Deficit accumulated during the
      development stage                              ( 8,877)     ( 6,013)
                                                 ------------   ----------
       Total stockholders' equity                     94,923       65,787
                                                 ------------   ----------

       Total liabilities and stockholders' equity  $  96,023     $ 67,887
                                                 ============   ==========


The accompanying notes are an integral part of these financial statements.

                                    - 2 -

                                     31



                        FENTON GRAHAM MARKETING, INC.
                        (A Development Stage Company)

                          STATEMENTS OF OPERATIONS


                                                      October 17,  October 17,
                                            Three         2001         2001
                                           Months     (Inception)  (Inception)
                                            Ended          to           to
                                          March 31,   December 31, December 31,
                                             2002         2001         2002
                                         -----------   ----------  -----------
                                         (Unaudited)               (Unaudited)
   Revenue                                $       -    $       -   $       -

   General and administrative expenses
                                              2,864        6,013       8,877

   Loss from operations before provision
   for income taxes                          (2,864)      (6,013)     (8,877)
                                          ----------   ----------  ----------

   Provision for income taxes
                                                  -            -           -
                                          ----------   ----------  ----------


   Net loss                               $  (2,864)   $  (6,013)  $  (8,877)
                                          ==========   ==========  ==========

   Net loss per share - basic and diluted $       -    $       -   $       -
                                          ==========   ==========  ==========

   Weighted average number of common
   shares outstanding                      5,988,889    5,164,267   5,688,273
                                          ==========   ==========  ==========



The accompanying notes are an integral part of these financial statements.

                                    - 3 -

                                     32


                        FENTON GRAHAM MARKETING, INC.
                        (A Development Stage Company)
                      STATEMENT OF STOCKHOLDERS' EQUITY


                                                                              Deficit
                                                                            Accumulated
                                           Common Stock        Additional    During the
                                      ----------------------     Paid-In    Development
                                        Shares      Amount       Capital       Stage         Total
                                      ---------  -----------   -----------  -----------    --------

Balance, October 17, 2001                     -    $      -     $      -      $     -       $     -

Issuance of founder share for         5,000,000       5,000            -            -         5,000
 services - October 17, 2001

Sale of shares for cash at $0.10        385,000         385       38,115            -        38,500
 per share - November 28, 2001
 through December 31, 2001

Subscribed shares of common stock
 at $0.10 per share - November 28,
 2001 through December 31, 2001               -           -       29,500            -        29,500

Costs incurred for private placement          -           -       (1,200)           -        (1,200)

Net Loss                                      -           -            -       (6,013)       (6,013)
                                      ---------   ---------    ---------     ---------      --------

Balance, December 31, 2001            5,385,000       5,385       36,915       (6,013)       65,787


Issuance of subscribed stock
 - January 2002                         295,000         295         (295)           -             -

Sale of shares for cash at $0.10
 per share - January 2002               320,000         320       31,680            -        32,000

Net loss                                      -           -            -        (2,864)      (2,864)
                                      ---------   ---------    ---------     ----------    ---------
Balance, March 31, 2002 (Unaudited)   6,000,000   $   6,000    $  97,800     $  (8,877)    $ 94,923
                                      =========   =========    =========     ==========    =========

The accompanying notes are an integral part of these financial statements.



                                    - 4 -

                                     33


                        FENTON GRAHAM MARKETING, INC.
                        (A Development Stage Company)
                           STATEMENT OF CASH FLOWS

                                                      October 17,  October 17,
                                            Three         2001         2001
                                           Months     (Inception)  (Inception)
                                            Ended          to           to
                                          March 31,   December 31, December 31,
                                             2002         2001         2002
                                         -----------   ----------  -----------
                                         (Unaudited)               (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

     Net loss                             $  (2,864)   $  (6,013)   $  (8,877)

     Adjustments to reconcile net loss
       to net cash used in operating
        activities:
        Stock issued for services                 -        5,000        5,000

        (Decrease) increase in accounts
         payable and accrued expenses        (1,000)       1,000            -
         and accrued expenses
        Increase in due to officer                -        1,100        1,100
                                         -----------   ----------   ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES    (3,864)       1,087       (2,777)

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock - net proceeds     32,000       66,800       98,800
     Stock subscription receivable           29,500      (29,500)           -
                                         -----------   ----------   ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES    61,500       37,300       98,800

INCREASE IN CASH AND CASH EQUIVALENTS        57,636       38,387       96,023

CASH AND CASH EQUIVALENTS - beginning of
 period                                      38,387            -            -
                                         -----------   ----------   ----------

CASH AND CASH EQUIVALENTS - end of
 period                                   $  96,023     $ 38,387     $ 96,023
                                         ===========   ==========   ==========



SUPPLEMENTAL INFORMATION:
   During the period October 17, 2001 (inception) to December 31, 2001, the Company paid no cash for interest or income taxes.

NON-CASH FINANCIAL ACTIVITY:
   The Company issued 5,000,000 shares of common stock for services valued at $5,000.



The accompanying notes are an integral part of these financial statements.

                                    - 4 -

                                     34



                  FENTON GRAHAM MARKETING, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
        MARCH 31, 2002 (UNAUDITED) AND DECEMBER 31, 2001



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
         ACCOUNTING POLICIES

      Nature of Operations
      --------------------
      Fenton Graham Marketing, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the state of Nevada on October 17, 2001.

      Interim Financial Information
      -----------------------------
      The accompanying unaudited interim financial statements have been prepared by the Company, in accordance with United States generally accepted accounting principles pursuant to Regulation S-K of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these interim financial statements should be read in conjunction with the Company's financial statements and related notes as contained in Form SB-2 for the period from October 17, 2001 (inception) to December 31, 2001. In the opinion of management, the interim financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of operations for the three months ended March 31, 2002 are not necessarily indicative of results of operations to be expected for the full year.

      Use of Estimates
      ----------------
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents
      -------------------------
      The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

      Software Development Costs
      --------------------------
      Software development costs are charged to expense as incurred until technological feasibility has been established for the product. Software acquired and development costs incurred after technological feasibility has been established are capitalized and amortized on a straight-line basis over a period of three years, commencing with product release.

      Deferred Offering Costs
      -----------------------
      Costs incurred for a proposed or actual offering are deferred and charged against the proceeds of the offering. Management salaries and other general and administrative expenses are not allocated as costs of the offering and are expensed when incurred. The offering costs are expensed immediately upon an aborted offering.

                              - 6 -

                               35



                  FENTON GRAHAM MARKETING, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
        MARCH 31, 2002 (UNAUDITED) AND DECEMBER 31, 2001



NOTE 1  -  DESCRIPTION  OF BUSINESS AND SUMMARY OF  SIGNIFICANT
           ACCOUNTING POLICIES (Continued)


      Research and Development
      ------------------------
      Costs incurred in research and development activities are charged to expense as incurred.

      Income Taxes
      ------------
      Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

      Earnings Per Share
      ------------------
      The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share," which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive
      effect on earnings.   As of December 31, 2001, the
      Company had no securities that would effect loss per share if they were to be dilutive.

      Comprehensive Income
      --------------------
      SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

NOTE 2 - INCOME TAXES

      The components of the provision for income taxes for the period from October 17, 2001 (inception) to December 31,
      2001 are as follows:

      Current Tax Expense
           U.S. Federal                       $     -
           State and Local                          -
                                              -------
      Total Current                                 -
                                              -------

      Deferred Tax Expense
           U.S. Federal                             -
           State and Local                          -
                                              -------
      Total Deferred                                -
                                              -------

      Total Tax Provision (Benefit) from
       Continuing Operations                  $     -
                                              =======



                              - 7 -

                               36



                  FENTON GRAHAM MARKETING, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
        MARCH 31, 2002 (UNAUDITED) AND DECEMBER 31, 2001



NOTE 2 - INCOME TAXES (Continued)

      The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

      Federal Income Tax Rate                            34.0%
      Effect of Valuation Allowance                   ( 34.0)%
                                                      --------
      Effective Income Tax Rate                           0.0%
                                                      ========

      At December 31, 2001, the Company had a net carryforward loss of $6,013. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

      Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 2001 are as follows:

      Deferred Tax Assets
       Loss Carryforwards                     $    2,044

       Less:  Valuation Allowance                ( 2,044)
                                              -----------
       Net Deferred Tax Assets                $        -
                                              ===========

      Net operating loss carryforwards expire in 2021.

NOTE 3 - COMMON STOCK

      In October 2001, the Company issued 5,000,000 shares of common stock for services valued at $5,000.

      In December 2001, the Company sold 385,000 shares of common stock at $0.10 per share for gross proceeds of $38,500.

      In December 2001, an additional 295,000 shares of common stock were subscribed at $0.10 per share for a total of $29,500. The shares of common stock were issued during January 2002. All the subscription receivables were collected in January 2002.

      In January 2002, the Company sold an additional 320,000 shares of common stock at $0.10 per share for gross proceeds of $32,000.

                              - 8 -

                               37


                  FENTON GRAHAM MARKETING, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
        MARCH 31, 2002 (UNAUDITED) AND DECEMBER 31, 2001


NOTE 4 - RELATED PARTY TRANSACTIONS

      The officers/directors of the Company provide office and other services without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. These individuals are involved in other business activities and may, in the future, become involved in other business opportunities.

      The Company is obligated to a stockholder in the amount of $1,100 for funds advanced for working capital. The funds were used to pay the cost of the sale of common stock described in Note 2. The advances bear no interest and are due upon demand. The Company paid the loan on April 8, 2002.

NOTE 5 - SUBSEQUENT EVENTS

      In January 2002, the Company sold an additional 320,000 shares of common stock at $0.10 per share for gross proceeds of $32,000.

      During January 2002, the Company collected the subscription receivable of $29,500. The 295,000 shares of common stock were issued during the month.

      On February 1, 2002, the Company entered into a lease agreement to house its principal administrative and corporate office. The lease term is on a month-to-month basis at a cost of $1,431 per month.

      On July 1, 2002, the Company entered into a lease agreement to house its computer hardware. The lease term is on a month-to-month basis at a cost of $200 per month.

      On July 5, 2002, the President and Director of the Company resigned and tendered back the shares issued. The shares were canceled and reissued to the remaining founder as consideration for the continued service to the Company.

      On July 12, 2002, the Company entered into an agreement to purchase the software technology that the Company needs to implement its plan of operations. The acquired software was purchased for $20,000.


                              - 9 -

                               38



               WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the Rules and Regulations of the Securities and Exchange Commission. Whenever reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any report or document we file, and the registration statement, including the exhibits, may be inspected at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the SEC's website at: http://www.sec.gov.


                             EXPERTS

The audited financial statements of the Company as of December 31, 2001 were audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm with offices in New York, New York and Los Angeles, California. Their report regarding the Company's financial statements is included in this prospectus in reliance upon their authority as experts in accounting, auditing, and giving such reports.


                          LEGAL MATTERS

The law offices of Chapman & Flanagan, Ltd., Las Vegas, Nevada, has acted as the Company's legal counsel regarding the validity of the securities being offered by this prospectus.

                               39



              OUTSIDE BACK COVER PAGE OF PROSPECTUS

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

                     Up to 5,000,000 Shares

                  Fenton Graham Marketing, Inc.

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                  Fenton Graham Marketing, Inc.
                 13215 Verde River Drive, Unit 1
                    Fountain Hills, AZ 85268
                         (480) 836-8720

                               40


    [ALTERNATIVE PAGE FOR SELLING SECURITY HOLDER PROSPECTUS]

Prospectus

                1,000,000 SHARES OF COMMON STOCK

                               OF

                  FENTON GRAHAM MARKETING, INC.

We are registering 1,000,000 shares of our common stock for sale by certain selling security holders. These shareholders are referred to throughout this prospectus as "selling security holders."

These selling shareholders will sell their shares at a price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices, or at privately negotiated prices. We will not receive any of the proceeds from the sales of shares by the selling security holders.

No public trading market for our common stock exists.

OUR COMMON STOCK BEING OFFERED BY THIS PROSPECTUS INVOLVES A HIGH
DEGREE OF RISK. YOU SHOULD READ THE "RISK FACTORS" SECTION
BEGINNING ON PAGE 5 BEFORE YOU DECIDE TO PURCHASE ANY COMMON
STOCK.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.



          The date of this Prospectus is ________, 2002

                              41




     [ALTERNATE PAGE FOR SELLING SECURITY HOLDER PROSPECTUS]

                          THE OFFERING

Shares offered by Selling Security Holders.... 1,000,000 shares of common stock.

Plan of distribution.......................... The offering of our shares of common stock
                                               are being made by 18
                                               shareholders of Fenton
                                               Graham who may wish to
                                               sell their shares.
                                               These selling
                                               shareholders will offer
                                               their stock at a price
                                               of $0.02 per share until
                                               our shares are quoted on
                                               the OTC Bulletin Board
                                               and thereafter at
                                               prevailing market
                                               prices, or at privately
                                               negotiated prices.

Use of proceeds............................... Fenton Graham will not receive any proceeds
                                               from the sale of shares
                                               owned by the selling
                                               security holders.

                       CONCURRENT OFFERING

The registration statement of which this prospectus is a part also includes a prospectus with respect to the offering by Fenton Graham for cash of 5,000,000 shares of Fenton Graham common stock. This distribution may have a material adverse effect on the market price of the common stock offered by the selling security holders.

Shares offered by Fenton Graham............... 5,000,000 shares of common stock.

Shares to be sold by Selling Security Holders. 1,000,000 shares of common stock.

Plan of distribution.......................... Fenton Graham will offer and sell 5,000,000
                                               shares for cash at a
                                               price of $0.02 per
                                               share.

Use of proceeds............................... Fenton Graham will receive the proceeds to
                                               be derived from the sale
                                               of an aggregate
                                               5,000,000 shares of its
                                               common stock.

                               42




     [ALTERNATE PAGE FOR SELLING SECURITY HOLDER PROSPECTUS]

                         USE OF PROCEEDS

This prospectus is part of a registration statement that permits the shareholders of Fenton Graham who are identified in this prospectus to sell their shares of Fenton Graham's common stock in the open market or in privately negotiated transactions. We will not receive any of the proceeds from the sale of the shares by the selling security holders but have agreed to bear all expenses for registration of the shares under federal securities laws. All proceeds from the sale of the common stock will be paid to the selling security holders.

                              43



     [ALTERNATE PAGE FOR SELLING SECURITY HOLDER PROSPECTUS]

                 DETERMINATION OF OFFERING PRICE

The selling security holders will offer and sell the shares at $0.02 per share until our shares are qutoed on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The price of the offered shares is based on our management's belief about the value of our business plan. Our common stock is presently not traded on any market or securities exchange.

                              44



     [ALTERNATE PAGE FOR SELLING SECURITY HOLDER PROSPECTUS]

                    SELLING SECURITY HOLDERS

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each selling security holder as of May 7, 2002, the number of shares that each may offer, and the number of shares of common stock beneficially owned by each selling security holder upon completion of the offering, assuming all of the shares are sold.

                                Before the Offering          After the Offering
                            --------------------------   -------------------------
                               Shares       Percentage      Shares      Percentage
Name of Selling             Beneficially    of Common    Beneficially   of Common
Security Holder                Owned          Stock          Owned        Stock
-------------------------   ------------    ----------   ------------   ----------

Risque, LLC (1)                250,000         4.2%            0            *
James Wexler (2)               250,000         4.2%            0            *
Regina Wexler (2)               15,000          *              0            *
Merial H. Schine                15,000          *              0            *
Deborah Wexler                  15,000          *              0            *
Tara Romeo (3)                  30,000          *              0            *
Daniel Wexler (2)(3)            30,000          *              0            *
Dennis Pannulo (4)              30,000          *              0            *
Sandra Downing (4)              30,000          *              0            *
Dennis Reissig (5)              15,000          *              0            *
Sherri L. Reissig (5)           15,000          *              0            *
Constance J. Fournier (6)(7)    30,000          *              0            *
Francis O. Fournier (6)         30,000          *              0            *
Mark Griggs (7)                250,000         4.2             0            *
Mary G. Fuoco                   15,000          *              0            *
Julie Norrod                    15,000          *              0            *
Naomi L. McKee                  15,000          *              0            *
Paul DeRosa                     40,000          *              0            *

-------------------

 * Denotes less than 1% of the issued and outstanding shares of common stock.

(1) Cinda Hey is the principal of Risque LLC. Neither Ms. Hey nor Risque LLC is deemed to be an affiliate of Fenton Graham. No other relationship exists between Ms. Hey, Risque LLC and any of the selling security holders.

(2) Regina Wexler is the mother of James Wexler and Daniel
Wexler. Both James and Daniel Wexler are adults. Each disclaim beneficial ownership of each other's shares.

(3) Tara Romero and Daniel Wexler are husband and wife.  Tara
Romero directly owns 15,000 shares and Daniel Wexler directly owns 15,000 shares. Therefore, Ms. Romero and Mr. Wexler are deemed to beneficially own each other's shares.

                                  45



(4) Sandra Downing and Dennis Pannullo are husband and wife. Sandra Downing directly owns 15,000 shares and Dennis Pannullo directly owns 15,000 shares. Therefore, Ms. Downing and Mr. Pannullo are deemed to beneficially own each other's shares.

(5) Sherri L. Reissig and Dennis Reissig are husband and wife.
Sherri L. Reissig directly owns 15,000 shares and Dennis Reissig directly owns 15,000 shares. Therefore, Mr. and Mrs. Reissig are deemed to beneficially own each other's shares.

(6) Constance Fournier and Francis Fournier are husband and wife. Constance Fournier directly owns 15,000 shares and Francis Fournier directly owns 15,000 shares. Therefore, Mr. and Mrs. Fournier are deemed to beneficially own each other's shares.

(7) Constance Fournier is the mother of Mark Griggs.  Mark
Griggs is an adult. Each disclaim beneficial ownership of each other's shares.

                               46



     [ALTERNATE PAGE FOR SELLING SECURITY HOLDER PROSPECTUS]

                      PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling security holders. We will pay all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be paid by the selling security holders.

The selling security holders will offer their stock at a price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices, or at privately negotiated prices. Such transactions may or may not involve brokers or dealers.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or brokers-dealers regarding the sale of their securities. In addition, there is not an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling security holders.

The selling security holders may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The compensation paid as to a particular broker-dealer might be in excess of customary commissions.

The selling security holders and any broker-dealers that act in connection with the sale of shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Because selling security holders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

Regulation M
------------

We have informed the selling security holders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the common stock or any right to

                             47


purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling security holders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling security holders will be reoffering and reselling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.

                              48


    [ALTERNATIVE PAGE FOR SELLING SECURITY HOLDER PROSPECTUS]

              Outside back cover page of prospectus

Until _____________, 20___, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares offered by this prospectus or an offer to sell or a solicitation of an offer to buy the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction.

                 -------------------------------

                     Up to 1,000,000 Shares

                  Fenton Graham Marketing, Inc.

                          Common Stock

                 -------------------------------

                           Prospectus

                 -------------------------------

                  Fenton Graham Marketing, Inc.
                 13215 Verde River Drive, Unit 1
                    Fountain Hills, AZ 85268
                         (480) 836-8720


                              49



                             PART II
             Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers

The Company's Articles of Incorporation and By-laws provide that the Corporation shall indemnify any Directors, Officer, Employee or Agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and, in the case of conduct in his official capacity with the Corporation, in a manner he reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

Fenton Graham currently maintains no director's and officer's insurance policy or any liability insurance concerning its officers and directors.

Item 25.   Other Expenses of Issuance and Distribution

The following expenses of the offering, except for the SEC fees, are estimated, all of which will be paid by the Registrant.

           SEC Registration Fee.............. $    11
           Blue Sky Fees and Expenses........       0
           Legal Fees and Expenses...........   3,500
           Accountants' Fees and Expenses....   1,000
           Miscellaneous.....................     489
                                              -------
                       Total................. $ 5,000


Item 26.   Recent Sales of Unregistered Securities

Between December 4, 2001 and January 11, 2002, Fenton Graham conducted a private placement of its common stock in reliance upon the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder. None of the transactions involved a distribution or public offering. Each of the investors were given the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of the offering or receive additional information prior to their purchase.

                               50


Each purchaser executed and delivered to the Company checks representing payment in full for the shares subscribed for along with an investment letter acknowledging that they:

  -  were an accredited investor as that term is defined in Rule
     501 of Regulation D;

  - were aware that the securities had not been and may never be registered under federal or state securities laws;

  - acquired the securities for his/her/its own account for investment purposes only, and not with a view toward reselling, transferring or distributing such securities except in accordance with applicable law;

  - understood that the securities would need to be indefinitely held unless registered or an exemption from registration applied to a proposed disposition; and

  - were aware that the certificate representing the securities would bear a legend restricting its transfer.

The offers and sales were made by Mr. Ken Greble and Mr. J.P. Schrage, our officers and directors at the time of the offering. Messrs. Greble and Schrage offered and sold a total of 1,000,000 shares of our common stock for the offering price of $0.10 per share to a total of 18 accredited investors for a total consideration of $100,000 cash, as follows

   Date     Purchaser                    Shares
 --------   ----------------             ------
 12/04/01   Risque, LLC                 250,000
 12/04/01   Regina Wexler                15,000
 12/04/01   Merial H. Schine             15,000
 12/04/01   Deborah Wexler               15,000
 12/04/01   Tara Romeo                   15,000
 12/04/01   Daniel Wexler                15,000
 12/04/01   Sandra Downing               15,000
 12/04/01   Dennis Reissig               15,000
 12/04/01   Sherri L. Reissig            15,000
 12/04/01   Dennis Pannullo              15,000
 01/03/02   Constance J. Fournier        15,000
 01/03/02   Francis O. Fournier          15,000
 01/03/02   Mary G. Fuoco                15,000
 01/03/02   Julie Norrod                 15,000
 01/03/02   Naomi L. McKee               15,000
 01/03/02   Mark Griggs                 250,000
 01/03/02   James Wexler                250,000
 01/11/02   Paul DeRosa                  40,000


                              51



Item 27.   Exhibits

     Number   Description
     ------   -----------

     3.1*     Amended and Restated Articles of Incorporation

     3.2*     By-laws

     4.1*     Form of Common Stock Certificate

     5.1      Opinion of Chapman & Flanagan, Ltd.

     10.1 Assignment of the Redirector and WarRoom software to Fenton Graham by Quantum Leap Media, Inc.
              dated July 12, 2002.

     23.1     Consent of Merdinger, Fruchter, Rosen & Company,
              P.C., Certified Public Accountants

     23.2     Consent of Chapman & Flanagan, Ltd. (contained in
              Exhibit 5.1)

     99*      Subscription Agreement

* Previously filed.


Item 28.   Undertakings

     The undersigned registrant hereby undertakes to:

     (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              i. include any prospectus required by section 10(a)(3) of the
                 Securities Act;

             ii. reflect in the prospectus any facts or events which,
                 individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            iii. include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                      52


          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  53



                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Fountain Hills, State of Arizona, on July 22, 2002.

                              FENTON GRAHAM MARKETING, INC.


                              By:/s/ J.P. Schrage,
                              President/Secretary/Treasurer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature            Title                        Date
----------------     ------------------------     -------------

/s/ J.P. Schrage     Chief Executive Officer,     July 22, 2002
                     Principal Financial and
                     Accounting Officer, and
                     Director


                                54



                          EXHIBIT INDEX


 Number  Description                                                Page
 ------  -----------                                                ----

  3.1    Amended and Restated Articles of Incorporation               *

  3.2    Bylaws                                                       *

  4.1    Form of Common Stock Certificate                             *

  5.1    Opinion of Chapman & Flanagan, Ltd.                         56

  10.1   Assignment of the Redirector and WarRoom software
         to Fenton Graham by Quantum Leap Media, Inc.
         dated July 12, 2002                                         57

  23.1   Consent of Merdinger, Fruchter, Rosen & Company, P.C.,
         Certified Public Accountants                                59

  23.2   Consent of Chapman & Flanagan, Ltd. (contained in
         Exhibit 5.1)                                                56

   99    Subscription Agreement                                       *


* Previously filed.


                                   55